Consent of Ernst & Young LLP, Independent Auditors

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10, as to which the date is February 20, 1998, on the financial statements of Erols Internet, Inc. included in the Registration Statement (Form S-1 No. 333-48797) to be filed on or about May 12, 1998 and related Prospectus of RCN Corporation for the registration of 890,384 shares of RCN Corporation's common stock.



                                             /s/ Ernst & Young LLP

 Vienna, Virginia
 May 12, 1998